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                                                               Exhibit 10.14


                   RETENTION INCENTIVE BONUS ESCROW AGREEMENT
                   ------------------------------------------

         RETENTION INCENTIVE BONUS PLAN ESCROW AGREEMENT ("Escrow Agreement") made as of April 3, 1998, by and among Conley, Canitano & Assoc., Inc., an Ohio corporation ("CCAi"), Kelly-Levey & Associates, Inc., a Kentucky corporation ("KLA"), Burke & Company, P.L.L. (the "Employees' Representative") and Anthony
F. Kelly, Gary Levey, Ronnie Crumpler, Trevor Montgomery, Rob Petersen and Don Kirby (collectively the "Contributors").

                                    RECITALS

         A. On April 3, 1998, pursuant to a Stock Purchase Agreement dated as of April 3, 1998 (the "Purchase Agreement"), CCAi closed (the "Closing") the purchase of all of the issued and outstanding capital stock of KLA.

         B. The Purchase Agreement provides that CCAi will pay or cause to be paid a total of Three Million Five Hundred Thousand Dollars ($3,500,000) into an escrow account (the "Escrow Account") established by the Employees' Representative for purposes of funding sums due certain of the employees of KLA (each individually, an "Employee," and collectively the "Employees") under the KLA Retention Incentive Bonus Plan (the "Plan"). CCM will pay, or cause to be paid, a total of Three Million Five Hundred Thousand Dollars ($3,500,000) into the Plan in four installments (individually, a "CCAi Bonus Plan Deposit" and collectively, "CCAi Bonus Plan Deposits") as follows: (i) $700,000 on October 3, 1998; (ii) $875,000 on April 3, 1999; (iii) $875,000 on April 3, 2000 and (iv)
$1,050,000 on October 3, 2000.

         C. The Contributors have agreed to pay or cause to be paid $796,494 at Closing (the "Initial Deposit," and with the CCAi Bonus Plan Deposits, the "Deposits") and additional amounts as required by a certain Memorandum of Understanding by and among the Contributors dated as of April 3, 1998 (the "Memorandum of Understanding").

         D. The parties to this Escrow Agreement have agreed upon and wish to set forth the terms and conditions with respect to the Deposits to be distributed by the Employees' Representative.

         NOW THEREFORE, the parties agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms used in this Escrow Agreement but not otherwise defined shall have the meanings assigned such terms in the Plan.

         2. EMPLOYEES' REPRESENTATIVE. CCAi, KLA and the Contributors hereby designate and appoint the Employees' Representative to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Employees' Representative hereby agrees to act as such upon the terms, conditions and provisions provided in this Escrow Agreement.

         3. DEPOSITS OF ESCROW AMOUNTS. Immediately following the Closing and pursuant to a Closing Disbursement Agreement dated as of April 3, 1998, the Contributors shall deposit the
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Initial Deposit into the Escrow Account. CCAi shall make the CCAi Bonus Plan
Deposits in the amounts and on the dates set forth above.

         4.       BONUS PLAN PAYMENTS.

         (a) On each of the dates hereof, October 3, 1998, April 3, 1999, April 3, 2000 and October 3, 2000 (each, a "Payment Date" and collectively, the "Payment Dates'), amounts are to be distributed by the Shareholders' Representative to participants under the Plan (the "Participants") in such amounts and at such times as set forth on EXHIBIT A, net of all withholding taxes and deferrals under CCAi's 401k plan or other benefit plans (the "Bonus Plan Payments"); provided, however, that if a Termination Event (as defined in the Plan) has occurred with respect to a Participant, such Participant shall no longer be entitled to receive any future Bonus Plan Payments.

         (b) Promptly after a Termination Event has occurred with respect to a Participant, CCAi will send a letter to the Escrow Agent stating the name of the former Participant, the date on which such termination is to be effective and the reasons for such termination. The letter shall be signed by an executive officer of CCAi or KLA.

         (c) If, after giving effect to the Initial Deposit and the CCAi Bonus Plan Deposits, the Escrow Account does not contain sufficient funds to make a scheduled Bonus Plan Payment, the additional amount required to make the Bonus Plan Payment(s) shall be deposited into the Escrow Account by the Contributors as required by and in accordance with the terms of the Memorandum of Understanding.

         (d) Beginning with the October 3, 1998 Bonus Plan Payment, and after each such Payment Date, if, immediately alter the Escrow Agent has made all such Bonus Plan Payments, any funds remain in the Escrow Account, such additional funds shall be deposited in and distributed pursuant to the provisions of that certain Disbursement Agreement dated as of April 3, 1998.

         5. INVESTMENT OF ESCROW ACCOUNT. Prior to the October 3, 1998 Bonus Plan Payment, the Employees' Representative shall invest and reinvest any balance in the Escrow Account in the _____________________. Income and interest paid upon Deposits shall be retained and disbursed in accordance with the terms of this Escrow Agreement.

         6. RESPONSIBILITIES OF THE EMPLOYEES' REPRESENTATIVE. The Employees' Representative shall have no duties or responsibilities except those expressly set forth herein. The Employees' Representative shall have no responsibility or liability for the truth, accuracy or validity of any agreements referred to in this Escrow Agreement (including, without limitation, Exhibit A or the Plan), or for the performance of any such agreements by any parry thereto or for interpretation of any of the provisions of any of such agreements. The Employees' Representative shall not be liable for any action or determination taken or made in good faith with respect to this Escrow Agreement or any other agreements referenced herein. The liability of the Employees' Representative hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Employees' Representative shall be protected in acting upon any certificate, notice or other

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instrument whatsoever received by the Employees' Representative under this
Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Employees' Representative in good faith believes to be genuine and to have been signed or presented by a proper person or persons.

         If the Employees' Representative is uncertain as to its duties or rights hereunder or receives instructions with respect to any funds to be distributed pursuant to this Escrow Agreement which, in the opinion of the Employees' Representative and its counsel, are in conflict with any of the provisions of this Escrow Agreement, the Employees' Representative shall be entitled to refrain from taking any action until it is directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction. The Employees' Representative shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Escrow Agreement other than this Escrow Agreement or except as otherwise provided herein. This Escrow Agreement sets forth the entire agreement relating to the matters set forth herein between the parties hereto and the Employees' Representative. If any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement. the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         7. RESIGNATION. The Employees' Representative shall have the right, in its discretion, to resign as agent at any time, by giving at least 30 days' prior written notice of such resignation to CCAi and KLA. The Employees' Representative shall be discharged from all further duties hereunder upon the expiration of such 30-day period provided, however, that during such 30-day period, CCAi and KLA must appoint a successor escrow agent and cause the Escrow Agent to transfer any funds remaining in the Escrow Account to such successor escrow agent.

         8. FEES AND EXPENSES. The Contributors shall be liable for the Employees' Representative's fees and expenses for its services hereunder. For services rendered under this Escrow Agreement, the Contributors shall pay the Employees' Representative a fee of $_____.

         9. NOTICES. All communications and disbursements required pursuant to this Escrow Agreement shall be addressed to the Sellers' Representative, CCAi and KLA, respectively as follows:

         If to the Employees' Representative:

         Burke & Company P.L.L.
         2105 Grandin Road
         Cincinnati, Ohio 45208
         Attention: Patrick J. Burke


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If to CCAi or KLA:

Conley, Canitano & Assoc., Inc.
CCAi Renaissance Centre
5800 Landerbrook Drive
Mayfield Heights, OH 44124
Facsimile No. (440) 684-6700
Attention:        Nicholas A. Canitano

With a copy to counsel:

Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Facsimile No.: (216) 579-0212
Attention:        John M. Saada, Jr., Esq.

If to Contributors:

Anthony F. Kelly
787 Gallant Fox
Union, Kentucky 41091

With a copy to counsel:

Deters, Benzinger & LaVelle, P.S.C.
Thomas More Park
2701 Turkeyfoot Road
Covington, Kentucky 41017
Attention:        John C. LaVelle, Esq.

Ronnie Crumpler            .
2720 Lakeshore Lane
Carrollton, Texas 75006

With a copy to counsel:

Thompson, Coe, Cousins & Irons, L.L.P.
200 Crescent Court, Eleventh Floor
Dallas, Texas 75201-1853
Attention:        Michael A. McClelland, Esq.


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                                      -5-

     Gary Levey
     11424 Kayak Court
     Indianapolis, Indiana 46236

     With a copy to counsel:

     Siegel, Carter & Dassow, LLP
     300 North Meridian Street
     Suite 1800
     Indianapolis, Indiana 46204
     Attention:        Robert T. Dassow, Esq.

     Trevor Montgomery
     3191 Somerville-Jacksonburg Road
     Middletown, Ohio 45042

     With a copy to counsel:

     ------------------------------------------

     ------------------------------------------

     ------------------------------------------

     Rob Petersen
     3108 North Southport Avenue
     First Floor
     Chicago, Illinois 60657

     With a copy to counsel:

     ------------------------------------------

     ------------------------------------------

     ------------------------------------------

     Don Kirby
     984 Lakepointe Court
     Union, Kentucky 41091

     With a copy to counsel:

     ------------------------------------------

     ------------------------------------------

     ------------------------------------------

or to such other address as such party may indicate by a notice delivered to the other parties hereto.



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         Any notice, instructions or delivery under any of the provisions of this Escrow Agreement shall be in writing and shall be delivered personally, or sent by reputable courier service, delivery charges prepaid and proof of delivery requested. Any such notice shall be deemed given (j) if delivered personally, when so delivered to the applicable address set forth above in this paragraph 9 or (ii) if sent by courier service to the applicable address set forth above in this paragraph 9, two days after delivery to such courier service. Notwithstanding any of the foregoing, no notice or instructions to the Employees' Representative shall be deemed to have been received by the Employees' Representative prior to actual receipt by the Employees' Representative.

         10. PARTIES IN INTEREST. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, and administrators, successors and assigns.

         11. CAPTIONS. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         12. EXECUTION BY EMPLOYEES' REPRESENTATIVE. The execution of this Escrow Agreement by the Employees' Representative shall constitute a receipt for the Initial Deposit.

         13. INDEMNIFICATION OF EMPLOYEES' REPRESENTATIVE. The Contributors, jointly and severally, agree to hold the Employees' Representative harmless and to indemnify the Employees' Representative against any loss, liability, claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for bad faith, gross negligence or willful misconduct of the Employees' Representative. The foregoing indemnities in this paragraph 13 shall survive termination of this Escrow Agreement.

         14. DISAGREEMENTS. If any disagreement or dispute arises between the parties to this Escrow Agreement concerning the meaning or validity of any provision under this Escrow Agreement or concerning any other matter relating to this Escrow Agreement, the Employees' Representative (a) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (b) may deposit, in its sole and absolute discretion, the Deposits or that portion of the Deposits it then holds with any court of competent jurisdiction and interplead the parties. Upon such deposit and filing of interpleader, the Employees' Representative shall be relieved of all liability as to the Deposits and shall be entitled to recover from the parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action.

         15. THIRD-PARTY BENEFICIARIES. The Employees and their respective successors, heirs, executors, administrators and other estate representatives shall be third party beneficiaries of the provisions of this Escrow Agreement, and shall be entitled to enforce the provisions hereof, in each such case as fully and to the same extent as if they were parties to this Escrow Agreement. Except as provided in the immediately preceding sentence, nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any person any legal or equitable right, benefit or remedy

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of any nature whatsoever under or by reason of this Escrow Agreement, and no
Person (other than as provided in the immediately preceding sentence) shall be deemed to be a third parry beneficiary under or by reason of this Escrow Agreement.

         16. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the Ohio without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Ohio.

         17. AMENDMENTS; COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument and cannot be amended or modified in any manner other than by a written instrument duly executed by each parry hereto.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES TO FOLLOW.]

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         IN WITNESS WHEREOF, the parties heretinto have duly caused this Escrow
Agreement to be executed as of the first day above written.

                                             BURKE & COMPANY, P.L.L.,
                                                  as Employees' Representative



                                             By: /s/ Patrick Burke
                                                --------------------------------

                                             Its: MANAGING PARTNER
                                                 -------------------------------


                                             CONLEY, CANITANO & ASSOC., INC.


                                             By: /s/ Annette Canitano
                                                --------------------------------

                                             Its: Exec VP
                                                 -------------------------------


                                             KELLY-LEVEY & ASSOCIATES, INC.

                                             By: /s/ Anthony Kelly
                                                --------------------------------

                                             Its: President/CEO
                                                 -------------------------------

                                             /s/ Anthony Kelly
                                             -----------------------------------
                                             Anthony Kelly


                                             /s/ Ronnie Crumpler
                                             -----------------------------------
                                             Ronnie Crumpler


                                             /s/ Gary Levey
                                             -----------------------------------
                                             Gary Levey



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                                      -9-

                                             /s/ Trevor Montgomery
                                             -----------------------------------
                                             Trevor Montgomery

                                             /s/ Rob Petersen
                                             -----------------------------------
                                             Rob Petersen

                                             /s/ Don Kirby
                                             -----------------------------------
                                             Don Kirby



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                 RETENTION INCENTIVE BONUS PLAN ESCROW AGREEMENT
                 -----------------------------------------------
                                  EXHIBIT A
                                  ---------

NAME                        OCTOBER 3,1998 APRIL 3, 1999 APRIL 3, 2000 OCTOBER 3, 2000
- -----                       -------------- ------------- ------------- --------------
Aliberti                      $ 33,334     $ 15,625      $ 15,625      $ 18,750
Balenciaga                      90,369       46,153        46,153        55,384
Ballehr                         40,138       20,237        20,237        24,285
Banta                           33,334       15,625        15,625        18,750
Bearden                         40,368       22,716        22,716        27,259
Belcher                         33,334       15,625        15,625        18,750
Booze                           33,334       15,625        15,625        18,750
Brennan, Charles                73,702       38,341        38,341        46,009
Brennan, Jennifer               73,702       38,341        38,341        46,009
Chalfant                        21,662
Clifton                         33,334       15,625        15,625        18,750
Collo                           16,667        7,813         7,813         9,375
Crossman                        16,667        7,813         7,813         9,375
Dickinson                       47,370       22,584        22,584        27,101
Gaby                            10,000         --            --            --
Geary                           25,000       11,719        11,719        14,063
Goldfine                        50,000       23,438        23,438        28,125
Gravitt                         56,805       28,050        28,050        33,660
Heitz                            3,333        1,563         1,563         1,875
Hiquet                          47,370       22,584        22,584        27,101
Kelly                             --        146,147*      146,146*      146,146*
Kendler                         30,704       14,772        14,772        17,726
Kirby, Dave                     25,000       11,719        11,719        14,063
Kirby, Don                        --         14,322*       26,598*         --

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                                     - ii -

NAME                       OCTOBER 3,1998 APRIL 3, 1999 APRIL 3, 2000  OCTOBER 3, 2000
- -----                      -------------- ------------- -------------  ---------------
Knorr                         16,667         7,813          7,813          9,375
Luthy                         40,368        22,716         22,716         27,259
Mason                         33,334        15,625         15,625         18,750
McDonel                       47,370        22,584         22,584         27,101
Meckert                       25,000        11,719         11,719         14,063
Mohammad                      50,000        23,438         23,438         28,125
Montgomery                      --          17,970*        33,373*          --
Nadeau                        25,000        11,719         11,719         14,063
Pepper                        11,900        18,285         18,285         21,942
Petersen                        --          14,322*        26,598*          --
Pollack                       33,334        15,625         15,625         18,750
Renneker                      53,518        26,983         26,983         32,379
Roenbaugh                     47,370        22,584         22,584         27,101
Rottinghaus                   56,805        28,050         28,050         33,660
Schulz                        33,334        15,625         15,625         18,750
Sensel                        33,334        15,625         15,625         18,750
Westberg                      33,334        15,625         15,625         18,750
Williams                      16,667         7,813          7,813          9,375
Wischer                       50,000        23,438         23,438         28,125
Wolfe                         37,854        47,140         47,140         56,568
Prado                          3,333         1,563          1,563          1,875
TOTAL                      1,484,049       942,699        982,653      1,046,067


* Represents payment from CCAi for each individual's common stock of KLA that was otherwise diverted at the Closing by such individuals to fund the first 6 months payments to employees of KLA under the Bonus Plan. Therefore, these amounts represent capital gain income, not ordinary income and are not subject to employee related withholding taxes.